Exhibit 99.1

Comscore Lead Director Brent Rosenthal to Retire from the

Board and Not Stand for Re-election at the 2024 Annual Meeting

Comscore plans to nominate CEO Jon Carpenter to join the Board

RESTON VA, December 29, 2023 – Comscore, Inc. (Nasdaq: SCOR) (“Comscore” or the “Company”) announced today that its Lead Director, Brent Rosenthal, who stepped down as non-executive Chairman of the Board in 2022, will retire from the Board and not stand for re-election at the Company’s 2024 annual meeting of stockholders. The Company plans to nominate Chief Executive Officer Jon Carpenter to join the Board in 2024.

Mr. Rosenthal has served Comscore and its affiliated companies for more than 15 years. He served as a member of the Rentrak Board of Directors from 2008 to 2016, including as non-executive Chairman of the Board from 2011 to 2016, and oversaw building Rentrak into a $1 billion market capitalization following investments from Mark Cuban, DISH and WPP. Following the merger of Comscore and Rentrak in 2016, he joined Comscore’s Board of Directors, later serving as non-executive Chairman of the Board from 2018 to 2022. During his tenure with Rentrak and Comscore, Mr. Rosenthal led critical management and board rebuilding, business transformation and financing efforts, culminating in investments from partners Charter Communications, Liberty Broadband and Cerberus Capital Management.

“On behalf of the Board, I thank Brent for his many contributions to Comscore. As Chairman and now Lead Director, Brent has been a strong independent voice and pushed strategically and operationally to capitalize on the enormous cross-platform video consumption opportunity,” said Board Chairman Nana Banerjee.

David Kline, who was designated to the Board by Charter, commented, “We have partnered with Brent since the early days of Rentrak and have long admired his vision regarding the changing media dynamics and landscape.”

“We respect Brent’s vision and deep knowledge of the industry including his years of involvement in Comscore and Rentrak. We wish him well on his future endeavors,” concluded Brian Wendling, who was designated to the Board by Liberty Broadband.

About Comscore

Comscore (NASDAQ: SCOR) is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multi-screen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry’s emerging, third-party source for reliable and comprehensive cross-platform measurement.

Important Additional Information

Comscore intends to file a proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2024 annual meeting of stockholders and, in connection therewith, the Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with such meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the special meeting of stockholders held on December 12, 2023, filed with the SEC on October 31, 2023, contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at https://ir.comscore.com/financial-information/sec-filings or on the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K, filed with the SEC on March 2, 2023. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2024 annual meeting of stockholders. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://ir.comscore.com/financial-information/sec-filings.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, plans and opinions regarding director nominations and the 2024 annual meeting of stockholders. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our plans with respect to director nominations and the 2024 annual meeting of stockholders, changes in individual intentions with respect to the same, and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website (www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Media:

Kai Heslop

KCSA Strategic Communications for Comscore, Inc.

comscore@kcsa.com

Investors:

John Tinker

Comscore, Inc.

(212) 203-2129

jtinker@comscore.com